U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                               SCHEDULE 14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                          SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.  )

Filed by the Company [x]
Filed by a Party other than the Company [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14(a)-6(e)(2))
[X]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to   240.14a-11(c) or   240.14a-12

                              GAMEZNFLIX, INC.
             (Name of Small Business Issuer in its charter)

                 ___________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (Check the appropriate box):

[x] No Fee Required
[  ]  Fee Computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3.  Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
determined):
___________________________________________________________________

4.  Proposed aggregate offering price:
___________________________________________________________________
5.  Total fee paid:
___________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:
_____________________________________________________________________

2.  Form, schedule, or registration statement number:
_____________________________________________________________________

3.  Filing party:
_____________________________________________________________________

4.  Date filed:
_____________________________________________________________________

Notes:

                               PROXY STATEMENT

                               GameZnFlix, Inc.
                             1535 Blackjack Road
                            Franklin, Kentucky 42134

     This Proxy Statement is being furnished to certain stockholders at the direction and on behalf of the Board of Directors of GameZnFlix, Inc., a Nevada corporation ("Company"), for the purpose of soliciting proxies for use in obtaining the written consent of a majority of the outstanding shares of common stock of the Company for the following actions:

     (a) To amend the Company's articles of incorporation to authorize Ten Million (10,000,000) shares of preferred stock; and

     (b) To amend the Company's articles of incorporation to authorize One Hundred Million (100,000,000) shares of Series B common stock.

     The Company's Board of Directors unanimously approved the foregoing actions on September 25, 2007.

     The shares represented by the proxy will be voted in the manner specified in the Request for Written Consent. Any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the president of the Company, or by submitting a later dated proxy. A revocation that is not received prior to the proxy being exercised shall not be taken into account, and the original proxy shall be counted. All Requests for Written Consent must be return to the Company not later than 5:00 p.m. on Friday, October 19, 2007.

     The cost of preparing, assembling and mailing this Proxy
Statement and the accompanying Request for Written Consent is being borne by the Company. This Proxy Statement and accompanying Request for Written Consent will be given to certain stockholders of the Company on or about October 15, 2007.

                              VOTING SECURITIES

     The record date of stockholders entitled to notice of and to vote on the Request for Written Consent is the close of business on September 25, 2007 ("Record Date"). On such date, the outstanding stock of the Company consisted of its common stock ("Common Stock"), 31,599,061 shares of which were outstanding.

     Each holder of Common Stock will be entitled to one vote for each share of Common Stock held by such stockholder with regard to the Written Consent, and there will be no cumulative voting right on any shares. The signatures on the Request for Written Consent of a majority of the shares of common stock outstanding on the record date will constitute approval of the action to be taken by the Company. Subsequent to receiving such written consent, the Company will file and thereafter mail to all stockholders of record from whom the Company did not seek such written consent a Schedule 14C Information Statement. Pursuant to applicable Nevada law, there are no dissenter's rights relating to the matters to be voted on.

                              STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Registrant's common stock as of September 25, 2007 (31,599,061 issued and outstanding) by (i) all stockholders known to the Registrant to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Registrant as a group. Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him

Title of Class     Name and Address          Amount and Nature    Percent of
                   of Beneficial              of Beneficial         Class
                       Owner                    Owner (1)

Common Stock       John Fleming                 7,078,743 (2)       22.40%
                   1535 Blackjack Road,
                   Franklin, Kentucky 42134

Common Stock       Arthur De Joya               4,877,143 (3)       15.43%
                   1535 Blackjack Road,
                   Franklin, Kentucky 42134

Common Stock       Mark Crist                     571,429            1.81%
                   1535 Blackjack Road,
                   Franklin, Kentucky 42134

Common Stock       Shares of all directors and 12,527,315           39.64%
                   executive officers
                   as a group (3 persons)

(1) Except as noted below, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) Included within this amount is an option covering 5,000 shares of common stock, exercisable from the date of grant
(December 31, 2004) at $0.007 per share (expiring on December 31, 2014).

(3) Included within this amount is an option covering 5,000 shares of common stock, exercisable from the date of grant (December
31, 2004) at $0.007 per share (expiring on December 31, 2014).


                        AMENDMENTS TO ARTICLES OF INCORPORATON

Description of Securities.

(a)  Stockholder Rights.

     The Company's articles of incorporation authorize the issuance of 25,000,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     - are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

These securities do not have any of the following rights:

     - special voting rights

     - preference as to dividends or interest

     - preemptive rights to purchase in new issues of shares

     - preference upon liquidation

     - any other special rights or preferences.

     In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise.

(b)  Non-Cumulative Voting.

     The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

     The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential stockholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

     A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

     The Company's authorized capital stock consists of 25,000,000,000 shares of common stock, with, as of September 25, 2007, 31,599,061 shares outstanding. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

     The Company has engaged the services of Interwest Transfer Co., Inc., 1981 East Murray Holliday Road, Suite 100, Salt Lake City, Utah 84117, to act as transfer agent and registrar.

Amendment of Articles of Incorporation.

The corporate action to be taken consists of the Company filing a Certificate of Amendment of Articles of Incorporation:

(a)  To amend Article 3 to authorize Ten Million
(10,000,000) shares of preferred stock; and

(b)  To amend Article 3 to authorize One Hundred Million
(100,000,000) shares of Series B common stock.

By order of the Board of Directors
September 25, 2007


/s/John Fleming
John Fleming, Chief Executive Officer


                   REQUEST FOR CONSENT OF STOCKHOLDERS
                          OF GAMEZNFLIX, INC.
                         FOR CORPORATE ACTION

     The following matters are hereby submitted to the stockholders of Point Group Holdings, Incorporated, a Nevada corporation ("Company"), for their approval and consent under the provisions of Nevada Revised Statutes 78.390, and Article II, Section 7 of the Bylaws of the Company:

A. A proposal to amend the Company's articles of incorporation to authorize Ten Million (10,000,000) shares of preferred stock;
and

B. A proposal to amend the Company's articles of incorporation to authorize One Hundred Million (100,000,000) shares of Series
B common stock.

     A stockholder does not have dissenter's rights of appraisal in connection with the proposed action.

     This written consent may be revoked prior to the date that the Company receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Company at its principal office located at:
1535 Blackjack Road, Franklin, Kentucky 42134.

     Each stockholder must return the consent form, indicating an affirmative or negative vote on this issue, by overnight courier to reach the offices of the Company not later than two (2) days after receipt thereof. If a stockholder does not return the consent form, then his or her shares will not be counted in determining the positive and negative votes.

I, __________________________, the undersigned owner of record of ____________shares of common stock of the Company, do hereby vote these shares as follows with regard to the above-described proposals (please check next to the appropriate vote):

Proposal A:

Approve: __________

Disapprove: _________


Proposal B:

Approve: __________

Disapprove: _________


Dated: ____________, 2007 _____________________         ______________________
                       (Signature of Stockholder)   (Signature Of Stockholder)
                        Printed name(s): -__________________________________
                        Title: ___________________________________________

Note: Please sign exactly as name appears on stock certificate. All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by the president or other authorized person. If a partnership, please sign in partnership name by a partner.